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                  INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Command Security Corporation on Form S-3 (File No. 33-75336) of our report dated June 12, 1996, appearing in the Annual Report on Form 10-K of Command Security
Corporation for the year ended March 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                              D'Arcangelo & Co., LLP


August 21, 1996
Poughkeepsie, New York